UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - November 18, 2022

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 South Mint Street, Charlotte, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
1.300% Senior Notes due 2023	HON 23A	The Nasdaq Stock Market LLC
0.000% Senior Notes due 2024	HON 24A	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Other Events.

This disclosure updates disclosure previously made by Honeywell International Inc. (“Honeywell”) in Note 14 to the unaudited Consolidated Financial Statements (“Note 14”) set forth in Honeywell’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 and filed with the Securities and Exchange Commission on October 27, 2022 (the “Form 10-Q”). Capitalized terms used but not defined herein shall have the meaning given to them in the Form 10-Q.

On November 18, 2022, Honeywell entered into a definitive agreement (the “Buyout Agreement”) with the North American Refractories Asbestos Personal Injury Settlement Trust (the “Trust”), providing for the elimination of Honeywell’s funding obligations to the Trust.

Subject to the terms of the Buyout Agreement (including the satisfaction of the conditions noted below), Honeywell will make a one-time, lump sum payment in the amount of $1.325 billion (subject to adjustment as described in the Buyout Agreement) (the “Buyout Amount”) to the Trust in exchange for the release by the Trust of Honeywell from all further and future obligations of any kind related to the Trust and/or any claimants who were exposed to asbestos-containing products manufactured, sold or distributed by North American Refractories Company (“NARCO”) or its predecessors, including Honeywell’s ongoing evergreen obligation to fund (i) claims against the Trust, which comprise Honeywell’s NARCO asbestos-related claims liability, and (ii) the Trust’s annual operating expenses, including its legal fees (which operating expenses, for reference, were approximately $21 million in 2021) (such evergreen obligations referred to in (i) and (ii), the “Honeywell Obligations”). Following the consummation of the foregoing transactions (the “Buyout Closing”), Honeywell will have limited obligations to the Trust as set forth in the Buyout Agreement and the Existing Confidentiality Agreement (as defined in the Buyout Agreement).

The Buyout Closing is subject to the satisfaction of certain conditions, including a final order from the United States Bankruptcy Court for the Western District of Pennsylvania (the “Bankruptcy Court”) that (A) approves the Buyout Agreement, and (B) declares that the NARCO Channeling Injunction (which bars all present and future individual actions in state or federal courts based on exposure to NARCO asbestos-containing products and requires all such claims to be made against the Trust) will remain in full force and effect without modification. The Buyout Closing is also subject to the NARCO Trust Advisory Committee (the “TAC”) and Lawrence Fitzpatrick, in his capacity as the NARCO Asbestos Future Claimants Representative (the “FCR”), each becoming a party to the Buyout Agreement. Should the Buyout Agreement be approved by the Bankruptcy Court, the Buyout Closing would also resolve all outstanding litigation currently ongoing between Honeywell and the Trust as described in Note 14.

The Buyout Agreement provides that the Trust will retain its equity interest in HarbisonWalker International Holdings, Inc., the reorganized and renamed entity that emerged from the NARCO bankruptcy (“HWI”), unless and until such equity interest is sold, and that the economic rights of the Trust in such equity interest (including any dividends or sale proceeds) will continue to inure to the benefit of Honeywell.

Honeywell currently recognizes certain insurance receivables in connection with its insurance policies that cover its NARCO asbestos-related liabilities as more fully described in Note 19 to the Consolidated Financial Statements included in Honeywell’s Annual Report on Form 10-K for the year ended December 31, 2021. Following the Buyout Closing, Honeywell will continue to have the right to collect proceeds in connection with its insurance policies and will accordingly continue recognizing such receivables.

Should the Buyout Agreement be approved by the Bankruptcy Court and the other conditions to the Buyout Closing be satisfied, the current NARCO reserve of $695 million as of September 30, 2022 (which reflects Honeywell’s estimate for the resolution of NARCO asbestos-related claims for all years of epidemiological disease projection through 2059 but does not account for potential benefits related to HWI or insurance recoveries) would be removed from Honeywell’s balance sheet, and Honeywell would recognize a charge associated with the settlement of the Honeywell Obligations pursuant to the Buyout Agreement.

The Buyout Agreement will automatically terminate on March 31, 2023 unless the Buyout Closing occurs prior to such date or Honeywell and the Trust mutually agree to extend the term of the Buyout Agreement.

In the event the TAC and the FCR do not become parties to the Buyout Agreement, Bankruptcy Court approval is not obtained, or the Buyout Agreement is otherwise terminated, Honeywell will continue to preserve all its available rights.

The foregoing description of the Buyout Agreement is not intended to be complete and is qualified in its entirety by reference to the Buyout Agreement, a copy of which is to be filed by an amendment to this Form 8-K.

ITEM 8.01 Other Events

Assuming that the accounting impacts of a Buyout Closing (should it occur) do not affect the Company’s financial statements for 2022, the Company reaffirms its previously announced full year 2022 and fourth quarter 2022 guidance.

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that address activities, events or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future, including as to whether the Buyout Closing occurs. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by the forward-looking statements. Honeywell does not undertake to update or revise any of its forward-looking statements, except as required by applicable securities law. Honeywell’s forward-looking statements are also subject to risks and uncertainties that can affect its performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal commitment, expectation, or prospect set forth in this report can or will be achieved. Any forward-looking plans described herein are not final and may be modified or abandoned. Honeywell identifies the principal risks and uncertainties that affect its performance in its Form 10-K, Form 10-Qs, and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONEYWELL INTERNATIONAL INC.
Date: November 18, 2022

	By:	/s/ Anne T. Madden
Anne T. Madden
Senior Vice President and General Counsel